UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2007

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IGI, INC.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-08568	01-0355758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

105 Lincoln Avenue Buena, New Jersey 08310 (Address of Principal Executive Offices) (Zip Code)

(856) 697-1441 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On August 27, 2007 the Registrant ("IGI") executed an agreement (the "Agreement") with DermWorx Incorporated ("DermWorx").

      Under the Agreement, DermWorx will exclusively purchase from IGI, and IGI will exclusively sell to DermWorx for resale in North America, Central America, South America, and the United Kingdom, a 2% Salicylic Acid Novasome® product (the "Product"). In addition to purchasing the product from IGI, Dermworx must pay IGI minimum royalties for the first year of the product sale period and minimum royalties of at least 150% of the first year minimums for subsequent years. The agreement is subject to loss of exclusivity upon non-compliance by DermWorx.

      Under the Agreement, IGI has also granted Dermworx a right of first refusal, effective until January 31, 2008, for the development of two (2) additional Salicylic Acid Novasome® formulations, one for the treatment of Psoriasis and another for the treatment of Seborrheic Dermatitis.

      The Agreement supersedes an agreement entered into between IGI and DermWorx in October, 2006 (the "Prior Agreement"), but the $250,000 previously paid by DermWorx to IGI under the Prior Agreement is to be credited against a $250,000 Product development fee under the Agreement.

IGI issued a press release with respect to the Agreement, which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 IGI, Inc. Press Release dated August 28, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

	By:	/s/ Rajiv Mathur

Rajiv Mathur Chairman & Chief Executive Officer

Date: August 31, 2007

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EXHIBIT INDEX

Exhibit Number	Description

99.1	IGI, Inc. Press Release dated August 28, 2007

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